EXHIBIT 3.3

ARTICLES OF ORGANIZATION

CAROLINAS RECYCLING GROUP, LLC

1.              The name of the limited liability company which complies with §33-44-105 of the South Carolina Code of 1976, as amended is

Carolinas Recycling Group, LLC

2.              The office of the initial designated office of the limited liability company in South Carolina is:

2061 Nazareth Church Road

Street Address

3.              The initial agent for service of process of the limited liability company is:

CT Corporation System

and the street address in South Carolina for this initial agent for service of process is

75 Beattie Place, 2 Insignia Financial Plaza

Street Address

Greenville	Greenville	SC	29601
City	County	State	Zip Code

4.              The name and address of each organizer is:

(a)		Industrial Metal Processing, Inc.
		2061 Nazareth Church Road
	Spartanburg	Spartanburg	SC	29301
	City	County	State	Zip Code

(b)	Spartan Iron & Metal Corporation of Spartanburg, Inc.
		3071 Howard Street
	Spartanburg	Spartanburg	SC	29303
	City	County	State	Zip Code

(c)	Spartan Iron & Metal Corporation of Wellford, Inc.
		557 Old Spartanburg Highway
	Wellford	Spartanburg	SC	29385
	City	County	State	Zip Code

5.              ☒           Check this box only if the company is to be a term company.  If so, provide the term specified:

From the date these Articles of Organization are filed with the South Carolina Secretary of State until December 31, 2097.

6.              ☒           Check this box only if management of the limited liability company is vested in a manager or managers.  If this company is to be managed by managers, specify the name and address of each initial manager:

(a)	James W. Knight, Jr.
	2061 Nazareth Church Road
	Spartanburg	SC	29301
	City	State	Zip Code

(b)	Thomas E. Davis
	2061 Nazareth Church Road
	Spartanburg	SC	29301
	City	State	Zip Code

(c)	Michael E. Munafo
	2061 Nazareth Church Road
	Spartanburg	SC	29301
	City	State	Zip Code

(d)	Larry E. Seay
	2061 Nazareth Church Road
	Spartanburg	SC	29301
	City	State	Zip Code

(e)	Marvin Siegel
	349 Lake Forest Drive
	Spartanburg	SC	29307
	City	State	Zip Code

(f)	Paul D. Siegel
	205 East Woodglen Road
	Spartanburg	SC	29301
	City	State	Zip Code

(g)	Steve G. Siegel
	614 Asheton Way
	Simpsonville	SC	29681
	City	State	Zip Code

(h)	Ken L. Siegel
	245 Indian Wells Drive
	Spartanburg	SC	29306
	City	State	Zip Code

7.              (a) Except as otherwise specifically provided in the limited liability company’s operating agreement, only the Management Committee acting in accordance with the company’s operating agreement is authorized to sign and deliver any instrument transferring or affecting the limited liability company’s interest in real property.